SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 21, 2004

INTEGRA BANK CORPORATION

(Exact name of registrant as specified in its charter)

Indiana	0-13585	35-1632155

(State or other	(Commission	(IRS Employer
jurisdiction of	File Number)	Identification No.)
incorporation)

21 S. E. Third Street
P. O. Box 868
Evansville, Indiana 47705-0868
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (812) 464-9677

Not Applicable
(Former name or former address, if changed since last report)

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS
ITEM 12. RESULTS OF OPERATION AND FINANCIAL CONDITION
SIGNATURE
Slides for Presentation

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(C)	Exhibits

99.1	Slides for Presentation at Annual Meeting of Shareholders, April 21, 2004.

ITEM 12. RESULTS OF OPERATION AND FINANCIAL CONDITION

     On April 21, 2004, Integra Bank Corporation (the “Registrant”) intends to present financial and other information, including frequently asked questions, to the Corporation’s shareholders at the 2004 annual meeting of shareholders. The slides for the presentation are attached as Exhibit 99.1 and the information set forth therein is incorporated herein by reference and constitutes a part of this report.

     The slide presentation furnished herewith uses the non-GAAP financial measure of adjusted non-interest income which represents total non-interest income, excluding securities gains, investment fees and branch sales. The specific items that are excluded from, and result in, this non-GAAP financial measure are identified as such in the slide presentation. The Registrant believes that this non-GAAP financial measure presented with these adjustments best reflects the Registrant’s ongoing performance and business operations during the periods presented and is useful to investors for comparative purposes.

     The presentation of this non-GAAP financial measure is intended to supplement investors’ understanding of the Registrant’s operating performance. This non-GAAP financial measure is not comparable, nor it is intended to replace, net income calculated and presented in accordance with GAAP. This non-GAAP financial measure may not be comparable to similar measures used by other companies.

     The Registrant is furnishing the information contained in this report, including the Exhibit, pursuant to Item 12 of Form 8-K promulgated by the Securities and Exchange Commission (the “SEC”). This information shall not be deemed to be “filed” with the SEC or incorporated by reference into any other filing with the SEC. By filing this report on Form 8-K and furnishing this information, the Registrant makes no admission as to the materiality of any information in this report, including the Exhibit.

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SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: April 21, 2004

INTEGRA BANK CORPORATION
By:	/s/ Charles A. Caswell
Charles A. Caswell
Executive Vice President and Chief Financial Officer

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INDEX TO EXHIBITS

Exhibit No.	Description
99.1	Slides for Presentation at Annual Meeting of Shareholders, April 21, 2004.

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